                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NetGravity, Inc. and Subsidiaries:

We consent to the inclusion by reference in the registration statement on Form S-3 of DoubleClick Inc. dated February 4, 2000 of our report dated
January 27, 1999, with respect to the consolidated balance sheet of NetGravity, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998.


/s/ KPMG LLP


KPMG LLP
San Francisco, California
February 4, 2000